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                                                                  EXHIBIT 10.20

                                    GUARANTY


                This GUARANTY ("Guaranty") dated as of July 30, 1999 is made by THE CRONOS GROUP, a Luxembourg societe anonyme ("Guarantor"), in favor of MEESPIERSON N.V., as agent (the "Agent"), on behalf of, and for the benefit of, itself and First Union National Bank ("First Union"; collectively with MeesPierson N.V. in its capacity as a lender under the Loan Agreement, the "Lenders") as the holders of the notes issued by Cronos Finance (Bermuda) Limited.

                                    RECITALS

                WHEREAS, Cronos Finance (Bermuda) Limited, a company organized and existing under the laws of the Islands of Bermuda (the "Issuer"), the Agent and the Lenders have entered into a certain Loan Agreement, dated as of July 30, 1999 (as the same may from time to time be amended, modified, supplemented or restated in accordance with its terms, the "Loan Agreement"), pursuant to which the Lenders have agreed to purchase up to a specified principal amount of the notes (the "Notes") issued pursuant to the Loan Agreement;

                WHEREAS, in consideration of the agreement of the Lenders to purchase the Notes under the Loan Agreement, Guarantor is willing to guarantee, subject to the aggregate limitation set forth below, (i) the obligations of the Issuer under the Notes, the Loan Agreement and the other Transaction Documents and (ii) the performance by each Seller and the Manager of their respective obligations arising under any Transaction Document;

                WHEREAS, Guarantor is the direct or indirect parent of the Issuer, each Seller and the Manager and will obtain substantial direct and indirect benefit from the purchase of the Notes by the Lenders;

                NOW, THEREFORE, in consideration of the foregoing recitals and other good consideration, the receipt and adequacy is hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                    AGREEMENT

                SECTION 1. DEFINITIONS. Unless otherwise defined in this Guaranty, capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

                SECTION 2. ACKNOWLEDGMENT; GUARANTY.

                (a) Guarantor hereby consents to Issuer's issuance of the Notes under the terms and conditions set forth in the Loan Agreement and the purchase of the Notes by Lenders pursuant to the terms of the Loan Agreement. Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Agent and the Lenders (each, a "Guaranteed Party" and collectively, the "Guaranteed Parties"): (i) the full and prompt payment when due of the principal balance of the Notes and the indebtedness represented thereby, whether at the stated maturity thereof or at such earlier date as may result from the acceleration thereof as a result of the occurrence of an Event of

Default (as such terms are defined in the Loan Agreement); (ii) the full and prompt payment when due of interest on the outstanding principal balance of the Notes, whether at the stated maturity date thereof or at such earlier date as may result from the acceleration thereof following an Event of Default; (iii) the full and prompt payment of an amount equal to any and all payments and other sums when and as the same shall become due, required to be paid by the Issuer, any Seller or the Manager to any Guaranteed Party under the terms of the Loan Agreement or any other Transaction Document; and (iv) the full and prompt performance and observance by the Issuer, any Seller or the Manager of all of their respective obligations, covenants and agreements required to be performed and observed pursuant to the terms of the Loan Agreement or any other Transaction Document (items (i) through (iv) collectively, the "Guaranteed Obligations"); provided, however, that, subject to the provisions of Section 15 hereof, the maximum aggregate amount of funds paid by the Guarantor under this Guaranty (such maximum aggregate amount, the "Aggregate Maximum Guaranteed Payment") throughout the entire term of this Guaranty shall not exceed an amount equal to ten million dollars ($10,000,000).

                (b) The Agent, on behalf of the Lenders, shall be entitled to submit one or more claims under this Guaranty. The Agent shall be entitled to submit a claim under this Guaranty on the date on which any amount is due under the Loan Agreement or any other Transaction Documents or on any date thereafter on which such amount remains unpaid for an amount not to exceed an amount equal to the difference of (x) the Aggregate Maximum Guaranteed Payment and (y) the aggregate amount of all payments previously made by the Guarantor under this Guaranty.

                (c) In order to secure the Guaranteed Obligations, subject to the Aggregate Maximum Payment, and the performance of all of the Guarantor's covenants and agreements in this Guaranty and all other Transaction Documents, subject to the Aggregate Maximum Payment, the Guarantor (i) hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for the benefit of Noteholders to the extent provided herein, a security interest in and to all of the Guarantor's right, title and interest in, to and under the following, whether now existing or hereafter created: (A) the Escrowed Shares and (B) the Class C Note, and (ii) has pledged all of its shares of Cronos Holdings Investments (US) Inc. to the Agent, on behalf of the Lenders, pursuant to a Stock Pledge Agreement dated as of July 30, 1999, between The Cronos Group and Meespierson N.V., as agent. Notwithstanding the foregoing, the Aggregate Maximum Payment shall not apply to Sections 6(j), 6(k) and 6(l).

                SECTION 3. GUARANTY UNCONDITIONAL. The obligations of Guarantor hereunder are irrevocable, absolute and unconditional, irrespective of the value, genuineness, regularity, validity or enforceability of the Guaranteed Obligations or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. No set-off, abatement, recoupment, counterclaim, off-set, reduction or diminution of an obligation, or any defense of any kind or nature (other than performance by Guarantor of its obligations hereunder) which Guarantor has or may have with respect to a claim under this Guaranty, shall be available hereunder to Guarantor against an Agent or Lenders. The Guaranteed Obligations are direct, unconditional and completely independent of the obligations of any other Person or entity, and a separate cause of action or separate causes of action may be brought and prosecuted against the Guarantor without the necessity of joining any other party or previous proceeding with or exhausting any other remedy against any other Person who might have become liable for the indebtedness or of realizing upon any security held by or for the benefit of the Agent.



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                SECTION 4. PAYMENTS. All payments to be made by Guarantor to or for the benefit of the Guaranteed Party hereunder shall be made in lawful money of the United States of America, in immediately available funds for deposit into the Trust Account and shall be accompanied by a notice from Guarantor stating that such payments are made under this Guaranty.

                SECTION 5. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor hereby represents and warrants to the Agent and the Lenders as of the Closing Date that:

                (a) The Guarantor is a societe anonyme duly organized, validly existing and in good standing under the laws of Luxembourg, has the power to own its assets and to engage in the activities in which it is now engaged and is duly qualified and in good standing under the laws of each jurisdiction where the conduct of its activities requires such qualification, if the failure to so qualify would have a material adverse effect (a) on the financial condition of the Guarantor, (b) the enforceability or effectiveness of this Guaranty or (c) the transactions contemplated by the Loan Agreement and the other Transaction Documents;

                (b) The Guarantor has full power, authority and legal right to execute, deliver and perform this Guaranty and each other Transaction Document to which it is a party (collectively, the "GUARANTOR DOCUMENTS") and has taken all necessary action to authorize the execution, delivery and performance by it of the Guarantor Documents. No consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority or body or official is required for the execution, delivery and performance by the Guarantor of the Guarantor Documents which has not been obtained, made, given or accomplished. Each of the Guarantor Documents has been duly executed and delivered by a duly authorized representative of the Guarantor, and each such Guarantor Document constitutes the valid, legal and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms;

                (c) The execution, delivery and performance by the Guarantor of the Guarantor Documents will not violate any provision of any existing law or regulation applicable to the Guarantor, or of any order, judgment, award or decree of any court, arbitrator or governmental authority applicable to the Guarantor or the organizational documents of the Guarantor or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Guarantor is a party or by which the Guarantor or any of its assets may be bound, and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking;

                (d) No litigation, investigation or administrative proceeding of or before any court, arbitrator or governmental authority is pending or, to the Guarantor's knowledge, threatened against the Guarantor which if decided adversely to the Guarantor, would materially affect the condition (financial or otherwise), business or operations of the Guarantor, or the ability of the Guarantor to perform its obligations under the Guarantor Documents;


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                                      -4-


                (e) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court required in connection with the execution and delivery of the Guarantor Documents by the Guarantor, have been or will be taken or obtained on or prior to the Closing Date;

                (f) The consolidated balance sheet of the Guarantor at March 31, 1999 and the consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended fairly present in all material respects, subject to normal year-end audit adjustments and the absence of footnotes to such statements, the financial condition of the Guarantor and the results of the operations for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis.

                (g) Guarantor is Solvent as of the Closing Date and will be Solvent after giving effect to the transactions contemplated by the Transaction Documents. The incurrence of Guarantor's obligations under the Guarantor Documents will not cause Guarantor: (i) to be left with unreasonably small capital for any business or transaction in which Guarantor is presently engaged or plans to be engaged; or (ii) to be unable to pay its debts as such debts mature.

                (h) Guarantor has taken all action necessary to prevent a Year 2000 Problem or cause a Material Adverse Change with respect to itself or any of its direct or indirect subsidiaries, and it will review, on an ongoing basis, whether anticipated costs, problems, and uncertainties associated with Year 2000 Problems need to be disclosed, particularly in its filings with the Securities and Exchange Commission ("SEC"). Guarantor will evidence to the Agent, at the Agent's request, that all applicable SEC rules or regulations relating to Year 2000 disclosure have been duly followed.

                Guarantor agrees that its, and all of its subsidiaries' Essential Information Technology shall be maintained, modified, and updated as needed to prevent any Material Adverse Change resulting from a Year 2000 Problem.

                (i) The Guarantor has developed, a feasible contingency plan to adequately ensure the uninterrupted and unimpaired business operation of the Guarantor and its subsidiaries in the event of failure of its own or a third party's system or equipment due to a Year 2000 Problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communication and delivery infrastructure.

                (j) The Guarantor is the owner of all of the issued and outstanding shares of Cronos Holdings Investments (US) Inc., which in turn owns all of the issued and outstanding shares of Cronos Capital Corp.

                (k) After giving effect to the transactions on the Closing Date, Cronos Capital Corp. will not have any unpaid Indebtedness.

                (l) The Guarantor has good title to each of the Class C Note and the Escrowed Shares, free and clear of all liens, claims and encumbrances, except, in the case of the Escrowed


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                                      -5-


Shares, for the encumbrance evidenced by the escrow agreement in effect with respect thereto on the Closing Date.

                (m) This Guaranty creates in favor of the Agent a valid lien in all of Guarantor's right, title and interest in and to the Class C Note and the Escrowed Shares, which lien is prior to all liens, claims and encumbrances.

                SECTION 6. COVENANTS OF THE GUARANTOR. The Guarantor agrees that, so long as this Guaranty shall remain in effect or any Outstanding Obligations under the Loan Agreement shall be outstanding, it shall or, in the case of paragraphs (h) and (i) below, it shall not, without the prior written consent of the Agent and all of the Lenders in each instance (which shall not be unreasonably withheld or delayed):

                (a) Preservation of Properties; Enforcement of Rights. Materially preserve and protect the usefulness and value of its properties and assets, maintain the same in good repair, working order and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto.

                (b) Payment of Debts. Pay its debts, liabilities and obligations when due except those which are contested in good faith and for which the Guarantor has maintained adequate reserves satisfactory to Agent; provided that such contest shall not result in a material lien being placed on its properties and assets or any part thereof or result in any of its properties and assets being subject to loss or forfeiture.

                (c) Payment of Taxes and Claims. Prepare and timely file all tax returns required to be filed by Guarantor and pay and discharge all taxes, assessments and other governmental charges or levies imposed upon Guarantor or in respect of any of its properties and assets before the same shall become in default, as well as all lawful claims which, if unpaid, might become a material lien or charge upon its properties and assets or any part thereof, except those which are contested in good faith by the Guarantor and for which the Guarantor has maintained adequate reserves satisfactory to the Agent; provided that such contest shall not result in a material lien being placed on any of its properties and assets or any part thereof being subject to forfeiture.

                (d) Notification of Event of Default. Give prompt written notice to the Agent of (i) any Guarantor Event of Default hereunder or (to the extent to which Guarantor has actual or constructive notice thereof) any Event of Default under the Loan Agreement or a default under any other Transaction Document or of any condition, event or act which with the giving of notice or the passage of time, or both, would constitute a Guarantor Event of Default, specifying the same and the steps being taken to remedy the same and (ii) any default, event of default or any condition, event or act which, with the giving of notice or the lapse of time, or both would constitute such a default or event of default under any agreement or contract to which Guarantor is a party or by which any of its property or assets is bound.

                (e) Existence. Keep in full effect its existence, rights and franchises as a company under the laws of Luxembourg, and will obtain and preserve its qualification as a foreign


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                                      -6-


company in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of this Guaranty.

                (f) Notification of Litigation and Adverse Business Development. Give immediate written notice to Agent of (a) any action, proceeding or investigation pending or threatened against Guarantor before any court or governmental instrumentality or other administrative agency which involves the possibility of any judgment or liability which would result in any material adverse changes in the business, properties or assets of Guarantor, and (b) any Materially Adverse Change in the financial condition, assets, liabilities, business or operations of Guarantor.

                (g) Financial Statements. Deliver to the Agent and to the
Lenders:

                        (1) Annual Statements -- within 120 days after the end of each fiscal year of The Cronos Group, one copy of:

                                (i)     consolidated balance sheets of The
                                        Cronos Group and its consolidated
                                        subsidiaries, at the end of such fiscal
                                        year; and

                                (ii)    consolidated statements of income,
                                        retained earnings and cash flows of The
                                        Cronos Group and its consolidated
                                        subsidiaries for the fiscal year then
                                        ended, setting forth in each case in
                                        comparative form the figures for the
                                        previous fiscal year, all in reasonable
                                        detail and accompanied by an opinion of
                                        a firm of independent certified public
                                        accountants of recognized national
                                        standing, stating that such financial
                                        statements present fairly in all
                                        material respects the financial
                                        condition of The Cronos Group and its
                                        consolidated subsidiaries and have been
                                        prepared in accordance with generally
                                        accepted accounting principles
                                        consistently applied (except for changes in application in which such accountants concur and footnote), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

                        (2) Quarterly Statements -- within 60 days after the end of each fiscal quarter of The Cronos Group, one copy of:

                                (i)     consolidated balance sheets of The
                                        Cronos Group and its consolidated
                                        subsidiaries, at the end of such fiscal
                                        quarter; and

                                (ii)    consolidated statements of income,
                                        retained earnings and cash flows of The
                                        Cronos Group and its consolidated
                                        subsidiaries for the fiscal quarter and
                                        that portion of the fiscal year then


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                                      -7-


                                        ended, setting forth in each case in
                                        comparative form the figures for the
                                        equivalent timeframe for the previous
                                        year;

                        (3) SEC and Other Reports -- promptly upon their becoming available, one copy of each report (if any), definitive proxy statement, registration statement (upon it becoming effective) and definitive prospectus filed by The Cronos Group with or delivered to any securities exchange or the Securities and Exchange Commission or any successor agency; and

                        (4) Requested Information -- with reasonable promptness, but in any event within two calendar weeks of the date requested, (A) any data and information so requested and (B) any other publicly available information with respect to The Cronos Group, in each case as may be reasonably requested from time to time by the Agent or any Lender.

                (h) Merger and Sale of Assets. Not merge, consolidate with or sell substantially all of its assets to any other Person unless (i) all of the requirements set forth in the immediately succeeding paragraph have been satisfied, and (ii) the surviving entity, if not the Guarantor, is capable of performing all the obligations of Guarantor hereunder, shall execute and deliver to the Agent, in form and substance satisfactory to Agent, an instrument in writing expressly assuming all the obligations of the Guarantor hereunder; provided, however that, except as specifically set forth above, (x) any Person succeeding to the business of the Guarantor shall be the successor of the Guarantor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, (y) nothing contained herein shall be deemed to release the Guarantor from any obligation in the event that the Guarantor continues to exist after the consummation of such transaction and (z) the successor or surviving Person to the Guarantor shall execute such agreements evidencing such succession and assumption as the Agent may request.

                The Guarantor shall provide prior written notice to the Agent and each Noteholder of any merger, consolidation or succession pursuant to this
Section 6(h). Notwithstanding the foregoing, the Guarantor shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Guarantor's business, unless (x) immediately after giving effect to such transaction, covenant made pursuant to Section 6(h) shall not have been breached (for purposes hereof, such covenant shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become a Guarantor Event of Default, Potential Event of Default, Event of Default or Manager Default shall have occurred and be continuing and (y) the Guarantor shall have delivered to the Agent an Officer's Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6(h) and that all conditions precedent, if any, provided for in this Guaranty relating to such transaction have been complied with. In addition to the foregoing, if any such merger or consolidation of the Guarantor shall result in a Change of Control of the Guarantor, then the Noteholders shall have the rights set forth in the Loan Agreement.

                (i) Restrictions on Dividends. Until such time as the Solvency Level of The Cronos Group, as computed based on the most recently available financial statements delivered by the Guarantor pursuant to Section 6(g) hereof, exceeds 30%, the Guarantor shall not declare or pay


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                                      -8-


any dividend, in cash or in kind. For purposes of this Section 6(i), "Solvency Level" shall mean a fraction (expressed as a percentage) the numerator of which shall be an amount equal to the Tangible Net Worth of The Cronos Group and the denominator of which shall be equal to the total assets of The Cronos Group.

                (j) Covenants with respect to Cronos Holdings Investments (US) Inc. and Cronos Capital Corp.

                        (i) The Guarantor shall (A) at all times maintain Cronos
                Holdings Investments (U.S.), Inc. as a direct wholly-owned subsidiary and (B) shall cause Cronos Holdings Investments (U.S.), Inc. to at all times maintain Cronos Capital Corp. as a direct wholly-owned subsidiary.

                        (ii) The Guarantor shall cause each of Cronos Holdings
                Investments (U.S.), Inc. and Cronos Capital Corp. (each, a "Company") to not seek dissolution or liquidation in whole or in part or reorganization of its business or affairs. In addition, the Guarantor shall cause each such Company to be operated in such a manner that it shall not be substantively consolidated with the trust estate of any other person in the event of the bankruptcy or insolvency of such Company or such other person.

                        (iii) The Guarantor shall not sell, assign, transfer,
                pledge or otherwise encumber its shareholdings in Cronos Holdings Investments (U.S.), Inc., and shall cause Cronos Holdings Investment (U.S.), Inc. to not assign, transfer, sell, pledge or otherwise encumber the shares of Cronos Capital Corp.

                        (iv) Notwithstanding any provision of law which
                otherwise empowers each Company, the Guarantor shall not permit either Cronos Holdings Investments (U.S.), Inc. or Cronos Capital Corp. to (i) consolidate or merge with or into any other person or dissolve or liquidate in whole or in part or transfer its properties and assets substantially as an entirety to any other person, (ii) hold itself out as being liable for the debts of any other person, (iii) act other than in its corporate name and through its duly authorized officers or agents, (iv) loan monies to or guarantee the Indebtedness of any Affiliate thereof, (v) commingle its funds or other assets with those of any other person, (vi) create, incur, assume, guarantee or in any manner become liable in respect of any funded Indebtedness, or (vii) take any other action or engage in any other activity that would be inconsistent with maintaining the separate legal identity of such Company.

                (k) Collections on the Class C Note. Promptly (but in no event later than two Business Days after receipt thereof) the Guarantor shall promptly remit to the Agent for deposit in the Trust Account all amounts which the Guarantor receives in respect of the Class C Note.

                (l) Escrowed Shares. Promptly (but in no event later than two Business Days after receipt thereof) the Guarantor shall remit to the Agent for deposit in the Trust Account the total amount of all remittances received with respect to the Escrowed Shares. Promptly (but in no event later than two Business Days) after the Escrowed Shares are released to the Guarantor, the Guarantor shall sell the Escrowed Shares at the then market price and remit the proceeds thereof to the Agent for deposit in the Trust Account for application in accordance with the terms of the Transaction Documents.

                SECTION 7. GUARANTOR EVENTS OF DEFAULT. Any one or more of the following events shall constitute a Guarantor Event of Default:

                (a) the Guarantor shall default in making payment when due of any Guaranteed Obligation;

                (b) breach by the Guarantor of any of the covenants set forth in
Section 6(g) (which breach of such Section 6(g) shall not have been cured within 10 days), Section 6(h) or Section 6(i) hereof;

                (c) default in the performance, or breach, of any covenant of the Guarantor in any Transaction Document, (to the extent not otherwise addressed in this Section 7) which breach materially and adversely affects the interest of the Agent or any Noteholder and continues for a period of 30 days after the earliest of (i) any Authorized Officer of the Guarantor, first acquiring knowledge thereof, (ii) the Agent's giving written notice thereof to the Guarantor, or (iii) any Noteholder giving written notice thereof to the Guarantor and the Agent;

                (d) any representation or warranty of the Guarantor made in any other Transaction Document shall prove to be incorrect in any material respect as of the time when the same shall have been made which breach materially and adversely affects the interest of the Agent or any Noteholder;

                (e) the entry of a decree or order for relief by a court having jurisdiction in respect of the Guarantor in any involuntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Guarantor, or for any substantial part of its properties, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                (f) the commencement by the Guarantor of a voluntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or the consent by the Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Guarantor or any substantial part of their respective properties, or the making by the Guarantor of any general assignment for the benefit of creditors, or the failure by the Guarantor generally to pay its debts as they become due, or the taking of any action by the Issuer in furtherance of any such action; and

                (g) if any judgment against the Guarantor or any attachment, execution, levy or restraining notice against its property in excess of $250,000 remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days;

                (h) if Guarantor shall default (as principal or guarantor or other surety) in any payment of principal or interest on any material obligation for money borrowed other than the Obligations, or if any other default under any material agreement after expiration of any applicable grace period under which any such obligation is created or under any instrument securing or evidencing such obligation, if the effect of such other default is to cause, or permit the holder of such obligation to cause, such obligation to become due prior to its stated maturity;

                (i) if the validity or enforceability of this Guaranty or any other Guarantor Document is contested (by the Guarantor or any Affiliate thereof) or if Guarantor or party to any other Guarantor Document denies liability thereunder.

                SECTION 8. Remedies. In case an Event of Default shall have occurred under Subsection 7(e), all of the Guaranteed Obligations shall forthwith automatically be immediately due and payable and the Agent shall have all the rights and remedies set forth below in Subsections 8(b) through 8(e). In case any other Guarantor Event of Default shall have occurred the Agent shall have the following rights and remedies:

                (a) at any time thereafter and so long as such Guarantor Event of Default shall be continuing, to declare all of the Guaranteed Obligations to be immediately due and payable;

                (b) upon the occurrence of a Guarantor Event of Default, to demand payment of an amount equal to the difference between (x) the Aggregate Maximum Guaranteed Payment and (y) the aggregate amount of all payments previously made by the Guarantor under this Guaranty;

                (c) to take any action at law or in equity to enforce payment, performance and observance of the Guaranteed Obligations, or to recover damages for breach thereof;

                (d) to exercise any and all rights under the Guaranty and each of the other Transaction Documents;

                (e) to exercise any and all rights and remedies conferred upon the Agent by applicable law; and

                (f) to exercise the right of setoff against any assets of the Guarantor held by Agent.

                The Agent, in its sole discretion, shall have the right to proceed first and directly against Guarantor under this Guaranty without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by the Agent under the other Transaction Documents.

                SECTION 9. CONSENTS. Guarantor hereby consents that any or all of the following actions may be taken or things done without notice to Guarantor and without affecting the liability of Guarantor under this Guaranty:

                (a) The time for Issuer's, Seller's or Manager's performance of or compliance with any of the obligations under the Loan Agreement or any Transaction Document may be accelerated or extended or such performance or compliance may be waived by the Agent, acting on behalf of and as directed by the Lenders (including, without limitation, the renewal, extension, acceleration or other change in the time of payment, or other terms of, the indebtedness, such as an increase or decrease in the rate of interest thereon);

                (b) Any of the acts referred to in the Transaction Documents may be performed, upon default thereunder, by, or on behalf of; and

                (c) The terms of any of the Guaranteed Obligations or any term or condition in the Loan Agreement may be amended as provided for therein by Issuer and the Agent for the purpose of adding any provisions thereto or changing in any manner the rights or obligations of Issuer or the Agent thereunder;

                SECTION 10. DUE DILIGENCE. Guarantor acknowledges, independently of and without reliance on the Agent, Lenders or any other party to the Transaction Documents, that it is satisfied that the Issuer has the resources to meet its obligations under the Transaction Documents and performed its own legal review of this Guaranty, the Loan Agreement and all of the other Transaction Documents and all related filings, and Guarantor is not relying on any of such Persons with respect to any of the aforesaid items. Guarantor has established adequate means of obtaining from Issuer, each Seller and the Manager on a continuing basis financial and other information pertaining to its financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and Guarantor further agrees that neither the Agent nor any Lender shall have any obligation to disclose to Guarantor information or material with respect to Issuer, any Seller or the Manager acquired in the course of each such person's respective relationships with those Persons.

                SECTION 11. TOLLING OF STATUTE OF LIMITATIONS. Guarantor agrees that any payment or performance of any of the Guaranteed Obligations or other acts which tolls any statute of limitations applicable to the Guaranteed Obligations shall also toll the statute of limitations applicable to Guarantor's liability under this Guaranty.

                SECTION 12. WAIVER. Guarantor hereby expressly waives diligence, presentment, demand for payment, protest, benefit of any statute of limitations affecting Issuer's liability under the Notes, the Loan Agreement or any other Transaction Document or the enforcement of this Guaranty, discharge due to any disability of Issuer, any Seller or the Manager, any defenses of Issuer, any Seller or the Manager to its obligations under the Notes, the Loan Agreement or any other Transaction Document which under the law has the effect of discharging such Person from the Guaranteed Obligations as to which this Guaranty is sought to be enforced, the benefit of any act or omission by any Person which directly or indirectly results in or aids the discharge of Issuer from any of the Guaranteed Obligations by operation of law or otherwise, all notices whatsoever, including, without limitation, notice of acceptance of this Guaranty and the incurring of the Guaranteed Obligations, and any requirement that the Agent exhaust any right, power or remedy or proceed against Issuer, the Collateral or any other guarantor of, or any other Person liable for, any of the Guaranteed Obligations, or any portion thereof. Guarantor specifically agrees that it will not be necessary or required, and Guarantor shall not be entitled to require, that the Agent file suit or proceed to assert or obtain a claim for personal judgment against Issuer, any Seller or the Manager, as applicable for the Guaranteed Obligations or to make any effort at collection or enforcement of the Guaranteed Obligations from Issuer or file suit or proceed to obtain or assert a claim for personal judgment against Guarantor or any other guarantor or other party liable for the Guaranteed Obligations or make any effort at collection of the Guaranteed Obligations from any such party or exercise or assert any other right or remedy to which the Agent is or may be entitled in connection with the Guaranteed Obligations or guaranty relating thereto or assert or file any claim against the assets of Issuer, before or as a condition of enforcing the liability of Guarantor under this Guaranty.

                SECTION 13. CERTAIN RIGHTS. In pursuing their respective rights under this Guaranty, neither the Agent nor any Lenders need (i) join Guarantor in any suit against the Issuer, any Seller or the Manager, as the case may be, nor (ii) join the Issuer, any Seller or the Manager, as the case may be, in any suit against Guarantor or any Affiliate of the Guarantor.

                SECTION 14. CONTINUING GUARANTY. This Guaranty shall be a continuing guaranty and any other guarantors of all or a portion of the Guaranteed Obligations may be released without affecting the liability of Guarantor hereunder.

                SECTION 15. INDEMNITY. In addition to and without limiting or impairing in any manner whatsoever Guarantor's other obligations under this Guaranty or any other document executed and delivered by Guarantor to a Lender or the Agent, Guarantor agrees to indemnify the Agent and each Lender, from and against any and all reasonable costs, expenses, losses and liabilities relating to the enforcement of claims under this Guaranty (including, without limitation, enforcement of this Guaranty), except claims, costs, expenses, losses or liabilities resulting from such Lender's or Agent's gross negligence or willful misconduct. The amount of the indemnities payable by the Guarantor pursuant to this Section 15 shall not be subject to the limitation on payments set forth in
Section 2 of this Guaranty.

                SECTION 16. NOTICE. All notices and other communications provided for hereunder shall be in writing or telex: if to Guarantor, at its address at 16 Allee Marconi L-2120 Luxembourg, Attention: Chief Financial Officer, Fax # 352-453-147, copy to CCL at Orchard Lea, Windsor, UK if to the Agent, at the address set forth in Section 1307 of the Loan Agreement, and if to either Lender, at the respective addresses set forth in the Note Register. All such notices and communications shall be sent in the manner, and shall be effective on the dates, set forth in Section 1307 of the Loan Agreement.

                SECTION 17. REINSTATEMENT. Notwithstanding any provision in the Loan Agreement, the Notes or any other Transaction Document to the contrary, the liability of Guarantor hereunder shall be reinstated and revived and the rights of each Guaranteed Party shall continue if and to the extent that for any reason any payment by or on behalf of Issuer, any Seller or the Manager, as the case may be, is rescinded or must be otherwise restored by a Guaranteed Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by such Guaranteed Party in its sole discretion; provided, however, that if any Guaranteed Party chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold harmless any such Guaranteed Party from all costs and expenses (including, without limitation, attorneys' fees) related to such request.

                SECTION 18. NO WAIVER, AMENDMENTS, ETC. No failure on the part of any Guaranteed Party to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Guaranty may not be amended or modified except by written agreement executed by each of the Guarantor, the Agent and each Lender and no consent or waiver hereunder shall be valid unless in writing and executed in accordance with the provisions of this Guaranty.

                SECTION 19. COMPROMISE AND SETTLEMENT. No compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Guaranteed Obligations or the release or discharge of Issuer, any Seller or Manager, as the case may be, from the performance of any of the Guaranteed Obligations shall release or discharge Guarantor from this Guaranty.

                SECTION 20. INSOLVENCY. The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, or other proceeding affecting any Issuer, any Seller, the Manager or the Guarantor or the disaffirmance of Notes, the Loan Agreement or any Transaction Document, or Guarantor's obligations hereunder in any such proceeding shall not release or discharge Guarantor from this Guaranty.

                SECTION 21. EXPENSES. In addition to its guaranty hereunder of the Guaranteed Obligations, Guarantor hereby agrees to pay all reasonable costs and expenses, including, without limitation, attorneys' fees, paid or incurred by the Agent and each Lender in collecting or enforcing any or all of the Guaranteed Obligations or in connection with the enforcement of this Guaranty.

                SECTION 22. ENTIRE AGREEMENT. This Guaranty and all documents mentioned or contemplated herein constitute and contain the entire agreement of the parties and supersede any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

                SECTION 23. SEVERABILITY. If any provision of this Guaranty is held to be unenforceable for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Guaranty shall be deemed valid and enforceable to the fullest extent possible.

                SECTION 24. SUBORDINATION OF INDEBTEDNESS. Any indebtedness or other obligation of Issuer, any Seller or Manager now or hereafter held by or owing to Guarantor is hereby subordinated in time and right of payment of the Guaranteed Obligations to the Guaranteed Parties; and any such indebtedness to Guarantor is assigned to the Guaranteed Parties, as collateral security for this Guaranty and the Guaranteed Obligations, and if any the Guaranteed Parties so requests, shall be collected, enforced and received by Guarantor in trust for the Guaranteed Parties, and be paid over to the Guaranteed Parties, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes now or hereafter evidencing any such indebtedness to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to the Agent. Guarantor will, and the Agent is hereby authorized, in the name of Guarantor from time to time, to execute and file financing statements and continuation statements and execute such other documents and take such other action as the Agent deems necessary or appropriate to perfect, preserve and enforce the rights of the Guaranteed Parties hereunder.

                SECTION 25. ASSIGNMENT; GOVERNING LAW. This Guaranty shall be binding upon and inure to the benefit of Guarantor, the Guaranteed Parties, and their respective permitted successors and assigns and any other Lender, except that Guarantor shall not have the right to assign its rights hereunder or any interest herein unless authorized by a writing executed by all of the parties hereto. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws principals thereof.

                SECTION 26. ACTIONS BY LENDERS. Subject to the limitations and subordination set forth in the Loan Agreement, each Lender shall have the power to enforce this Guaranty against Guarantor to the full extent of Guarantor's obligations hereunder.

                SECTION 27. CONSENT TO JURISDICTION. Guarantor hereby irrevocably consents to the non-exclusive personal jurisdiction of the State and Federal courts located in the Southern District of New York, in any action, claim or other proceeding arising out of any dispute in connection with this Guaranty, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by any Lender in connection with this Guaranty, any rights or obligations hereunder or thereunder or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 16 above. Nothing in this Section 27 shall affect the right of any Lender to serve legal process in any other manner permitted by applicable law or affect the right of either Lender to bring any action or proceeding against Guarantor or its properties in the courts of any other jurisdictions.

                SECTION 28. TERMINATION OF GUARANTY. This Guaranty shall terminate upon payment in full of the Guaranteed Obligations in full; provided, however, this Section shall not affect the obligations of Guarantor pursuant to
Section 15 of this Guaranty.

                SECTION 29. WAIVER OF JURY TRIAL. GUARANTOR HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR

OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

                SECTION 30. WAIVER OF SPECIFIC RIGHTS. GUARANTOR HEREBY IRREVOCABLY WAIVES AND RELEASES:

                (a) ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW, CONTRACT OR OTHERWISE) TO REQUIRE THE MARSHALING OF ANY ASSETS OF ISSUER, ANY SELLER OR MANAGER, AS THE CASE MAY BE, WHICH RIGHT OF MARSHALING MIGHT OTHERWISE ARISE FROM ANY SUCH PAYMENTS MADE OR OBLIGATIONS PERFORMED;

                (b) UNTIL SUCH TIME AS THE GUARANTEED OBLIGATION ARE PAID IN FULL AND ALL RIGHTS THAT WOULD RESULT IN GUARANTOR BEING DEEMED A "CREDITOR" OF ISSUER, ANY SELLER OR MANAGER, AS THE CASE MAY BE, UNDER THE UNITED STATES BANKRUPTCY CODE, ON ACCOUNT OF PAYMENTS MADE OR OBLIGATIONS PERFORMED BY GUARANTOR TO THE EXTENT SUCH CHARACTERIZATION MATERIALLY IMPAIRS THE RIGHT OF ANY GUARANTEED PARTY HEREUNDER; AND

                (c) ANY CLAIM, RIGHT OR REMEDY WHICH GUARANTOR MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST ISSUER, ANY SELLER OR MANAGER, AS THE CASE MAY BE, THAT ARISES HEREUNDER AND/OR FROM THE PERFORMANCE BY GUARANTOR HEREUNDER INCLUDING, WITHOUT LIMITATION, ANY CLAIM, REMEDY OR RIGHT OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION, OR PARTICIPATION IN ANY CLAIM, RIGHT OR REMEDY OF ANY GUARANTEED PARTY AGAINST ISSUER, ANY SELLER OR MANAGER, AS THE CASE MAY BE, OR ANY COLLATERAL SECURITY WHICH ANY GUARANTEED PARTY NOW HAS OR MAY HEREAFTER ACQUIRE, WHETHER OR NOT SUCH CLAIM, RIGHT OR REMEDY ARISES IN EQUITY, UNDER CONTRACT, BY STATUTE, UNDER COMMON LAW OR OTHERWISE.

                (d) ANY RIGHT TO ASSERT A COUNTERCLAIM IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY THE AGENT OR ANY LENDER.

                SECTION 31. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Guaranty except as otherwise expressly provided or unless the context otherwise requires:

                (a) the terms defined in this Guaranty have the meanings assigned to them in this Guaranty and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Guaranty;

                (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Guaranty as a whole and not to any particular provision; and

                (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                SECTION 32. FURTHER ASSURANCES. Guarantor agrees to do such further acts and things and to execute and deliver such additional assignments, agreements, powers and instruments as are required to carry into effect the purposes of this Guaranty or to better assure and confirm unto the Agent or the Lenders their rights, powers and remedies hereunder.

                SECTION 33. COUNTERPARTS. This Guaranty may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

                SECTION 34. WAIVER OF IMMUNITY. To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guaranty, the other Transaction Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the Transaction Documents and mandatory requirements of applicable law.

                SECTION 35. JUDGMENT CURRENCY. This is an international financing transaction in accordance with which the specification of Dollars is of the essence, and Dollars shall be the currency of account in the case of all obligations under the Transaction Documents. The payment obligations of any Person under the Transaction Documents shall not be discharged by an amount paid in a currency, or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars and transfer to the specified place of payment under normal banking procedures does not yield the amount of Dollars, in such place, due under the governing Transaction Documents. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer does not result in payment of such amount of Dollars in the specified place of payment, the obligee of such payment shall have a separate cause of action against the party making the same for the additional amount necessary to yield the amount due and owing under such Transaction Documents. If, for the purpose of obtaining a judgment in any court with respect to any obligation of a party under any of the Transaction Documents or any of the agreements contemplated thereby, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the respective judgment debtor agrees to pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York, New York, in accordance with normal banking procedures will result in the amount then due under the respective Transaction Document in Dollars. Any amount due from the respective judgment debtor shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of any Transaction Document. In no event, however, shall the respective judgment debtor be required to pay a larger amount in such other currency, at the rate of exchange in effect on the date of payment than the amount of Dollars stated to be due under the respective Transaction Document, so that in any event the obligations of the respective judgment debtor under the Transaction Document will be effectively maintained as Dollar obligations.

                SECTION 36. NO SUBROGATION. Notwithstanding any payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Agent or the Lenders, the Guarantor waives, for so long as the Guaranteed Obligations remain outstanding, any right that it may have to be subrogated to any of the rights of the Agent or the Lenders against any Person or any right of offset held by the Agent for the payment of the Guaranteed Obligations or to otherwise seek reimbursement, indemnity or contribution or any other payment from the any Person.

                SECTION 37. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor and its permitted successors and assigns, and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. The Guarantor shall not assign its obligations hereunder without the prior written consent of the Agent and the Majority of the Holders.

                SECTION 38. BENEFICIARIES. The Guarantor is issuing this Guaranty for the sole and exclusive benefit of the Agent and the Lenders.

                IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

                                            THE CRONOS GROUP


                                            By: /s/ DENNIS TIETZ
                                               ---------------------------------

                                            Name: Dennis Tietz
                                                 -------------------------------

                                            Title: CEO
                                                  ------------------------------

APPROVED AND ACCEPTED


MEESPIERSON N.V.,
as Agent


By: /s/ J.G.H.M. HANEGRAFF
   ---------------------------------

Name: J.G.H.M. Hanegraff
     -------------------------------

Title: Senior Account Manager
      ------------------------------